Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

Lippert Components Subsidiary Acquires PWR-ARM Automatic Bimini From Schwintek

Elkhart, Indiana - November 18, 2019 - LCI Industries (NYSE: LCII), which, through its wholly-owned subsidiary, Lippert Components, Inc. (“LCI”), supplies a broad array of highly engineered components for the leading original equipment manufacturers (“OEMs”) in the recreation and transportation product markets, and the related aftermarkets of those industries, today announced that its subsidiary, Lippert Components Manufacturing, Inc., has acquired the PWR-ARM brand and electric powered Bimini business assets of Schwintek, Inc. (“Schwintek”), effective November 18, 2019 (the “Effective Date”).

Schwintek’s innovative and patent-protected PWR-ARM automatic Bimini, a trusted brand grounded in quality and performance, has revolutionized marine sunshade solutions for over 13 years. The PWR-ARM automatic Bimini’s unprecedented sunshade system allows for protection at the push of a button and can be added to virtually any pontoon or deck boat, providing high-end appeal to any watercraft. It is a premier electric sunshade solution on the market for pontoon and smaller power boats.

“LCI is a significant player in the leisure marine market and our growing portfolio includes some of the marine industry’s most sophisticated and innovative sunshade systems known for reliability and ease-of-use,” said Jason Lippert, CEO and President of LCI. Continued Lippert, “the addition of the PWR-ARM automatic Bimini to our growing offerings of sunshade solutions will allow LCI to continue to serve our customers with cutting-edge technology and transform the boating experience, making it easier and more enjoyable for boaters around the globe.”

“We are excited to leverage our experience and operating efficiencies to provide our customers with an affordable PWR-ARM electric powered Bimini,” said Ryan Smith, Senior Vice President of Operations of LCI. Continued Smith, “there is a demand in the aftermarket segment to replace outdated manual sunshade systems with the ease and sophistication of an automatic system. LCI is eager to expand our reach and provide the PWR-ARM electric powered Bimini to aftermarket consumers.”

“LCI’s leading brands, manufacturing expertise, and global capabilities are a perfect fit to accelerate the growth of the PWR-ARM brand,” commented Mike Schwindaman, President of Schwintek. Continued Schwindaman, “I am pleased to transition this product line to LCI which will continue to drive and support our plans for continued growth through innovation, quality products, and exceptional customer service.”

About LCI Industries

From over 70 manufacturing and distribution facilities located throughout North America and Europe, LCI Industries, through its wholly-owned subsidiary, LCI, supplies, domestically and internationally, a broad array of highly engineered components for the leading OEMs in the recreation and transportation product markets, consisting of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; televisions, sound systems, navigation systems, and backup cameras; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

###